UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2018

BARNES & NOBLE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12302	06-1196501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300
Registrant’s Telephone Number, Including Area Code:

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2018, Fred Argir, Chief Digital Officer of Barnes & Noble, Inc. (the “Company”), announced he is retiring effective August 3, 2018.  In connection with Mr. Argir’s retirement, the Company and Mr. Argir are in discussions regarding the terms of a general release and waiver, which is currently expected to include, among other things, certain provisions regarding cash compensation, continued medical coverage, non-competition, non-solicitation and confidentiality.

Bill Wood, Chief Information Officer of the Company, will become Chief Digital Officer effective August 3, 2018. The information specified in Item 5.02(c) is included in the Company’s proxy statement, filed August 7, 2017, and is incorporated by reference herein. Mr. Wood and Tim Mantel, Chief Merchandising Officer, who joined the Company five months ago and is currently serving as a member of the Office of the CEO, will work side by side to market and merchandise the website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.

Date: July 26, 2018	By:	/s/ Bradley A. Feuer
		Name:	Bradley A. Feuer
		Title:	Vice President, General Counsel & Corporate Secretary